Exhibit 10.2

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1, effective as of July 1, 2004, (the “Effective Date”), amends the Employment Agreement, dated as of June 25, 2003 (“Agreement”), by and between Jefferson Bancshares, Inc., Jefferson Federal Bank and Anderson L. Smith. All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. The second sentence of Section 5 of the Agreement is hereby amended in its entirety to read as follows:

“Performance standards shall be measured on a fiscal year, and no bonus shall be payable if Executive is not employed on June 30 of the year in question; provided, however, in the event of death of the Executive, the bonus for the fiscal year of Executive’s death shall be prorated on a quarterly basis, using the information for the quarter(s) completed prior to Executive’s death.”

2. This Amendment shall be construed as an indivisible part of the Agreement. Except as provided herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3. This Amendment No. 1 may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first above written.

Attest:	JEFFERSON BANCSHARES, INC.

/s/ Terry M. Brimer	By:	/s/ John E. McCrary, Jr.
Chairman of the Board of Directors

Attest:	JEFFERSON FEDERAL BANK

/s/ Terry M. Brimer	By:	/s/ John E. McCrary, Jr.
Chairman of the Board of Directors

Witness:	EXECUTIVE

/s/ Jack E. Campbell	/s/ Anderson L. Smith
Anderson L. Smith

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